UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

THE ODP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On September 29, 2025, the following email was sent by an authorized representative of The ODP Corporation, a Delaware corporation, to certain of its employees:

Long-Term Incentive (LTI) Program Update

Following the recent announcement of our agreement to be acquired by Atlas, we wanted to explain the treatment of awards under our Long-Term Incentive Programs under the merger agreement, which is outlined below.

Time-Based Restricted Stock Units (“RSUs”)

•	What’s changing: Your unvested RSUs will be converted at closing into a cash-denominated award equal to the number of your unvested RSUs, multiplied by $28.00.

•	Vesting: Your cash award will then be distributed according to your original vesting schedule and award agreement. You must remain employed through each vesting date to receive that installment.

•

Accelerated vesting: If you are involuntarily terminated without cause within 24 months after the merger closes, any remaining unvested portion of your cash-converted RSUs will vest on your termination date (per your award agreement’s definitions and terms).

Performance-Based Restricted Stock Units (“PSUs”)

All outstanding PSUs will be converted into cash at closing. The amount of cash that you receive will depend on the type of PSU:

•

TSR-Based PSUs: Each outstanding award of TSR-PSUs that is linked to the achievement of relative total shareholder return performance metric will be converted into cash equal to (i) the target number of outstanding shares you were awarded, multiplied by (ii) the actual performance multiplier through the closing, and multiplied by (iii) $28.00.

•	EPS-PSUs: Each outstanding award of EPS-PSUs will be converted into an amount in cash equal to (i) the target number of outstanding shares you were awarded, multiplied by (ii) $28.00.

Additional Notes for Associates related to LTI

•

Payout Timing: Cash payments for PSU awards will be made as soon as practicable after the close of the merger. Cash payments for RSU awards will be made in accordance with the original vesting schedule of such RSU awards, as described above.

•	Tax Treatment: All cash payments will be subject to applicable tax withholding, similar to how equity awards are normally taxed.

•	No Action Required: Associates do not need to take any action to convert their awards. All changes will be handled centrally by the Executive Compensation Team.

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•	Fidelity Account Visibility: Associates can review their current equity mix in their Fidelity Brokerage account, but merger-related changes will be communicated separately at a future date.

If you have questions, please contact [***].

This update is being provided to you for information purposes only and shall not serve as an amendment or modification of any of your equity awards. Any information contained in this update is qualified in its entirety by the terms of the merger agreement, a copy of which can be found here, and the terms of your equity awards. This update is not intended to provide tax advice, and you should consult with your individual tax advisor regarding the tax treatment of your equity compensation in connection with the merger.

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FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing; (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of the Company to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; and (xvii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 28, 2024 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of The ODP Corporation by ACR Ocean Resources LLC. In connection with this proposed acquisition, The ODP Corporation plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that The ODP Corporation may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE ODP CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of The ODP Corporation. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by The ODP Corporation through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by The ODP Corporation will be available free of charge on The ODP Corporation’s internet website at theodpcorp.com or upon written request to: The ODP Corporation, Investor Relations, 6600 North Military Trail Boca Raton, FL 33496 or by email to investor.relations@theodpcorp.com.

Participants in Solicitation

The ODP Corporation, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of The ODP Corporation is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025. To the extent that holdings of The ODP Corporation’s securities by its directors or executive officers have changed since the amounts set forth in The ODP Corporation’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

The ODP Corporation

Investor Relations

6600 North Military Trail Boca Raton, FL 33496

investor.relations@theodpcorp.com

theodpcorp.com